                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY



                                    GUARANTY
                                    --------

                               MOBIL CORPORATION

     THIS GUARANTY, dated as of September 30, 1997 (together with any amendments or supplements hereto, this "Guaranty" or "Parent Guaranty"), by and among MOBIL
                             --------      ---------------
CORPORATION, a Delaware corporation (together with any successor permitted by
Section 4.1 hereof, the "Guarantor"), and (a) First Security Bank, National
                         ---------
Association, both in its individual capacity and as Owner Trustee, (b) State Street Bank and Trust Company, both in its individual capacity and as Indenture Trustee, (c) State Street Bank and Trust Company, as Pass Through Trustee under the Pass Through Trust Documents and as Loan Participant, (d) the Certificateholders from time to time, and (e) the Owner Participant referred to in the Participation Agreement described below (collectively, together with each other Indemnitee and their successors and permitted assigns, the "Beneficiaries"
                                                                  -------------
and, individually, a "Beneficiary").
                      -----------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     A. Mobil Transport Finance Company Inc., a Delaware corporation, and a wholly-owned subsidiary of the Guarantor (together with its successors and permitted assigns as further defined in Appendix A to the Participation Agreement, the "Charterer"), is entering into that certain Participation
                ---------
Agreement dated as of September 30, 1997 (the "Participation Agreement"), among
                                               ------------- ---------
the Charterer, SBCM Marine Finance, Inc., as Owner Participant, First Security Bank, National Association, not in its individual capacity except to the extent expressly set forth therein but solely as Owner Trustee, State Street Bank and Trust Company not in its individual capacity except to the extent expressly set forth therein but solely as Indenture Trustee, and State Street Bank and Trust Company acting not in its individual capacity except as expressly provided therein, but solely as Pass Through Trustee and as Loan Participant.

     B. It is a condition precedent to the obligations of the Beneficiaries to consummate the transactions contemplated by the Participation Agreement that the Guarantor execute and deliver this Guaranty.

     Accordingly, in consideration of the premises and of other good and valuable consideration, the Guarantor does
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hereby covenant and agree with the Beneficiaries from and after the execution and delivery of the Participation Agreement as follows (capitalized terms used herein (including those used in the foregoing preamble and recitals) and not otherwise defined herein having the meanings ascribed to them in Appendix A to the Participation Agreement):

                                   ARTICLE I

                  REPRESENTATIONS AND WARRANTIES OF GUARANTOR

     Section 1.1.  Representations and Warranties of
                   ---------------------------------
Guarantor.  The Guarantor hereby represents and warrants that:
---------

          (1) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Guaranty, and is duly qualified to do business in each jurisdiction in which it has operations or a principal office and where failure to so qualify could reasonably be expected to materially adversely affect its consolidated financial condition, business or operations, or its ability to perform any of its obligations under this Guaranty.

          (2) The execution, delivery and performance by the Guarantor of this Guaranty and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Guarantor.

          (3) This Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors', lessors', or charterers' rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

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          (4) The execution and delivery by the Guarantor of this Guaranty do not and will not, and the performance by the Guarantor of its obligations hereunder does not and will not, (i) violate or be inconsistent with its
                                       -
     charter documents or by-laws; (ii) contravene any Governmental Rule or
                                    --
     Governmental Action applicable to it (except that no representation or warranty is made herein with respect to the Securities Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states);

     (iii) contravene any provision of, or constitute a default under, any
     ----
     indenture, mortgage, contract or other instrument to which the Guarantor is a party or by which it or any of its properties are bound or (iv) result in
                                                                   --
     or require the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties or assets.

          (5) No Governmental Action and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery or performance of this Guaranty, except such as are required under the Securities Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states.

          (6) The consolidated financial statements of the Guarantor set forth in its Annual Report on Form 10-K for the year ended December 31, 1996 and the consolidated financial statements of the Guarantor set forth in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 fairly present the consolidated financial position of the Guarantor and its Subsidiaries as at the date thereof and the consolidated results of operations and changes in financial position of the Guarantor and its Subsidiaries for each of the periods covered thereby (subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments) in conformity with generally accepted accounting principles applied on a consistent basis (except as disclosed in the notes thereto). Since June 30, 1997, there has been no material adverse change in such consolidated financial position of the Guarantor and its Subsidiaries, taken as a whole.

          (7) Except as disclosed in the Guarantor's Annual Report on Form 10-K for the year ended December 31,

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     1996, the Guarantor's Quarterly Report on Form 10-Q for the quarter ended
     March 31, 1997, the Guarantor's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 or the Guarantor's current reports on Form 8-K, there is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Guarantor threatened in writing against the Guarantor or its properties before any Governmental Authority which, individually or in the aggregate (so far as the Guarantor now can reasonably foresee), is reasonably likely materially and adversely to affect the consummation of the transactions under this Guaranty or the ability of the Guarantor to perform its obligations hereunder or its business or financial condition.

          (8) The Guarantor owns, directly or indirectly, 100% of the equity interest in the Charterer.

          (9) The representations and warranties of the Charterer in Section 5 of the Participation Agreement are true and correct.


                                   ARTICLE II

                            GUARANTEE OF OBLIGATIONS

          Section 2.1.  Guarantee of Obligations.  (a)  The Guarantor hereby
                        ------------------------
guarantees to each of the Beneficiaries, as primary obligor and not as surety, the full and prompt payment by the Charterer, when due, whether at the stated payment date thereof, by acceleration or otherwise, of, and the faithful performance of and compliance with, all payment obligations of the Charterer under the Participation Agreement, the Charter, the Tax Indemnity Agreement and the other Operative Documents (collectively, the "Guaranty Documents") owed to
                                                  -------- ---------
the Beneficiaries in accordance with the terms thereof, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, and whether now or hereafter existing or due or to become due and the full, faithful and timely performance of, and compliance with, all other obligations of the Charterer owed to the Beneficiaries thereunder in accordance with the terms thereof, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, and whether now or hereafter existing or due or to become due (such payment and other obligations, the "Obligations"). Such
                                                     -----------
guarantee is an absolute,

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unconditional, irrevocable, present and continuing guarantee of payment and performance and not of collectibility.

          (b) If for any reason any Obligation to be performed or observed by the Charterer (whether affirmative or negative in character) shall not be observed or performed or paid strictly in accordance with the terms thereof, the Guarantor shall, no later than fifteen (15) Business Days following the Guarantor's receipt of written notice by the relevant Beneficiary of such non-observance, non-performance or non-payment, and not less than five (5) Business Days following the Guarantor's receipt of such a notice in the case of non-payment of Base Charter Hire, perform or observe or cause to be performed or observed each such Obligation or shall pay the amount of each such unpaid Obligation at the place and to the Person entitled thereto pursuant to the relevant Guaranty Documents, as the case may be, regardless of whether or not any Beneficiary or anyone on behalf of any of them shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Charterer or any other Person to compel any such performance or observance or to collect all or any part of such amount pursuant to the provisions of the relevant Guaranty Documents, as the case may be, or at law or in equity, or otherwise, and regardless of any other condition or contingency; provided that notwithstanding the foregoing no notice shall be required if the Guarantor is subject to any bankruptcy or similar proceeding. Nothing in this Guaranty shall be construed to be a guarantee of payment of the Secured Notes.

          Section 2.2.  Nature of Guarantee.  The obligations, covenants,
                        -------------------
agreements and duties of the Guarantor hereunder shall remain in full force and effect and enforceable until the Obligations are finally, indefeasibly and unconditionally paid and performed in full in accordance with the terms of the Operative Documents, as the case may be, and, to the maximum extent permitted by law, shall in no way be affected or impaired by reason of the happening from time to time of any other event, including, without limitation, the following, whether or not any such event shall have occurred without notice to or the consent of the Guarantor:

          (a) the waiver, compromise, settlement, termination or other release of the performance or observance by the Guarantor or the Charterer of any or all of their respective agreements, covenants, terms or

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     conditions contained in this Guaranty (other than Section 2.1 hereof), or the Guaranty Documents;

          (b) any failure, omission, delay or lack on the part of the Beneficiaries to enforce, assert or exercise any right, power or remedy conferred on the Beneficiaries in the Guaranty Documents or this Guaranty or the inability of the Beneficiaries to enforce any provision of the Guaranty Documents or this Guaranty for any reason, or any other act or omission on the part of the Beneficiaries;

          (c) the transfer, assignment or mortgaging, or the purported transfer, assignment or mortgaging, of all or any part of the interest of the Charterer in the Vessel or the invalidity, unenforceability or termination for any reason whatsoever of the Guaranty Documents or any defect in the title of the Vessel or any part thereof or any loss of possession, use or operational control of the Vessel or any part thereof by the Charterer;

          (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Guaranty Documents;

          (e) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the Charterer or any of its assets or any allegation or contest of the validity of this Guaranty or the Guaranty Documents in any such proceeding;

          (f) the surrender or impairment of any security for the performance or observance of any of the Obligations;

          (g) any failure of the Guarantor or the Charterer or any other Person to perform and observe any agreement or covenant, or to discharge any duty or obligation, arising out of or connected with this Guaranty, the Guaranty Documents or the occurrence or pendency of any Charter Default or Charter Event of Default or any proceedings or actions as a result of,

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     or attendant upon, such Charter Default or Charter Event of Default;

          (h) the inability of the Guarantor, the Beneficiaries or the Charterer or any other Person to enforce any provision of this Guaranty or the Guaranty Documents for any reason;

          (i) the failure to give notice to the Guarantor or the Charterer of the occurrence of an event of default under the terms and provisions of the Guaranty Documents;

          (j) the disposition by the Guarantor of any or all of its interest in any capital stock of the Charterer or any change, restructuring or termination of the corporate structure, ownership or existence of the Charterer;

          (k) any set-off, counterclaim, reduction, or diminution of any Obligation, or any defense of any kind or nature whatsoever (other than performance), which the Guarantor or the Charterer may have or assert against the Beneficiaries; or

          (l) any other circumstance (other than performance) that might otherwise constitute a legal or equitable defense or discharge of the Guarantor under this Guaranty or of a guarantor or surety with respect to any Obligation.

          Section 2.3.  Waivers by Guarantor.  The Guarantor waives notice of
                        --------------------
the acceptance of and reliance on this Guaranty by the Beneficiaries, and the Guarantor also waives presentment, demand for payment, protest and notice of nonpayment or dishonor and all other notices and demands whatsoever, except that the Guarantor does not waive the notices provided for in Section 2.1(b) hereof. The Guarantor waives any and all right to assert any set-off, counterclaim, reduction, or diminution of any Obligation, or any defense of any kind or nature whatsoever (other than performance), which the Guarantor or the Charterer may have or assert against the Beneficiaries. The Guarantor further waives any right it may have to (a) require the Beneficiaries to proceed against the
                      -
Charterer, (b) require the Beneficiaries to proceed against or exhaust any
            -
security granted by the Charterer or the Owner Trustee or (c) require the
                                                           -
Beneficiaries to pursue any other remedy within the power of the Beneficiaries, and the Guarantor agrees that

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all of its obligations under this Guaranty are independent of the Obligations and that a separate action may be brought against the Guarantor whether or not an action is commenced against the Charterer under the Operative Documents.

          Section 2.4.  Subrogation of Guarantor; Subordina tion.
                        ----------------------------------------
Notwithstanding any payment or payments made by the Guarantor, the Guarantor shall not be subrogated to any rights of the Beneficiaries against the Charterer until all of the Obligations then due shall have been finally, indefeasibly and unconditionally paid and performed in full. Any claim of the Guarantor against the Charterer arising from payments made by the Guarantor by reason of this Guaranty shall be in all respects subordinated to the final, indefeasible, unconditional, full and complete payment or discharge of all of the Obligations guaranteed hereby, and no payment by the Guarantor shall give rise to any claim of the Guarantor against the Beneficiaries.

          Section 2.5.  Reinstatement.  This Guaranty shall continue to be
                        -------------
effective, or be automatically reinstated, as the case may be, if at any time payment, or any part thereof, made by or on behalf of the Charterer or the Guarantor of any of the Obligations is rescinded or must otherwise be restored or returned by any Beneficiary for any reason whatsoever, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Charterer or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either of the Charterer or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          Section 2.6.  Place and Manner of Payments.  All payments to be made
                        ----------------------------
by the Guarantor under this Guaranty to a Beneficiary shall be paid to such Beneficiary at the address provided for in Schedule 1 of the Participation Agreement or, if no address, at the address and to the account specified in the notice demanding payment by the Guarantor; provided, however, that the Guarantor
                                           --------  -------
consents to the assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's right, title and interest in, to and under this Guaranty to the extent set forth in the Indenture and, notwithstanding anything herein to the contrary, the Guarantor shall make all payments (other than Excepted Payments) hereunder directly to the Indenture Trustee until such time as the Indenture Trustee shall give notice to the Guarantor that the Lien of the Indenture and the Lien of the Ship Mortgage have been fully discharged, and thereafter to

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the Owner Trustee.  The Guarantor agrees that it will make all payments due hereunder by wire transfer at or before 12:00 noon, New York time, on the date due in immediately available funds to the party to which such payment is to be made.

                                  ARTICLE III

                              DEFAULT AND REMEDIES

          Section 3.1.  Enforcement Provisions.  The Beneficiaries shall have
                        ----------------------
the right, power and authority to do all things, including instituting or appearing in any suit or proceeding, not inconsistent with the express provisions of the Operative Documents or this Guaranty, which they may deem necessary or advisable to enforce the provisions of this Guaranty and protect the interests of the Beneficiaries. Each and every default in the payment or performance of the Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

          Section 3.2.  No Remedy Exclusive.  No remedy conferred upon or
                        -------------------
reserved to the Beneficiaries herein or in the Guaranty Documents is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity.

          Section 3.3.  Right to Proceed Against Guarantor. In the event of a
                        ----------------------------------
default in any payment or performance of any Obligation owed to any Beneficiaries when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, such Beneficiaries may proceed to enforce their respective rights hereunder and such Beneficiaries shall have the right to proceed first and directly against the Guarantor under this Guaranty without proceeding against any other Person or exhausting any other remedies which they may have and without resorting to any collateral security relating thereto. The provisions of Section 6.7 of the Pass Through Trust Agreement and Section 5.11 of the Indenture shall apply to any actions proposed to be commenced hereunder against the Guarantor by the Certificateholders or by the Pass Through Trustee in its capacity as a Loan Participant.

          Section 3.4.  Guarantor to Pay Costs of Enforcement.  The Guarantor
                        -------------------------------------
agrees to pay all costs,

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expenses and fees, including, without limitation, all reasonable attorneys'
fees, which may be incurred by the Beneficiaries in enforcing or attempting to enforce this Guaranty following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

          Section 3.5.  No Waiver of Rights.  No delay in exercising or omission
                        -------------------
to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. Nothing in this Guaranty or any other document referred to herein shall constitute a waiver by the Guarantor of any rights to sue for damages or specific performance for breach of any obligations undertaken by the Owner Trustee, the Charterer or any other Person mentioned herein or who is a party to any of the other documents referred to herein.

                                   ARTICLE IV

                             COVENANTS OF GUARANTOR

          Section 4.1.  Maintenance of Corporate Existence. So long as any of
                        ----------------------------------
the Obligations remain outstanding or any amounts due and owing by the Charterer with respect thereto remain unpaid, the Guarantor will maintain its corporate existence and will not merge or consolidate with any other corporation or dissolve or otherwise sell or dispose of all or substantially all of its assets as an entirety, unless the successor or transferee corporation (if other than the Guarantor) shall expressly and unconditionally assume, in a written instrument delivered to the Owner Participant, the Owner Trustee, the Indenture Trustee, and the Pass Through Trustee, the punctual performance and observance of all covenants, conditions and obligations of this Guaranty to be performed by the Guarantor.

          Section 4.2.  Financial Statements.  The Guarantor shall provide to
                        --------------------
the Owner Participant and the Indenture Trustee, within thirty (30) days after the Guarantor is required to file the same with the Securities and Exchange Commission (the "SEC") or any successor agency, a copy of each annual report and
                 ---
any amendment to an annual report (currently Form 10-K), filed by the Guarantor with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as the same may be amended from time to time, and all financial statement reports, notices, proxy statements or other documents that are sent or made generally available by the Guarantor to holders of its registered securities and all regular and periodic reports filed by the Guarantor with the SEC except for reports on SEC Forms 3, 4 or 5 or any comparable reports.

                                   ARTICLE V

                                    GENERAL

          Section 5.1.  Benefitted Parties.  This Guaranty is entered into by
                        ------------------
the Guarantor for the benefit of the Beneficiaries in accordance with the provisions of this Guaranty and the Operative Documents. This Guaranty shall not be deemed to create any right in, or to be in whole or part for the benefit of, any person other than the Beneficiaries and the Guarantor and their respective permitted successors and permitted assigns. The Guarantor may not assign any of its rights or obligations hereunder except in accordance with
Section 4.1 hereof.

          Section 5.2.  Interpretations.  The article and section headings of
                        ---------------
this Guaranty are for reference purposes only and shall not affect its interpretation in any respect.

          Section 5.3.  Entire Agreement; Counterpart; Amendments; Governing
                        ----------------------------------------------------
Law; Etc.  This Guaranty (a) con stitutes the entire agreement, and supersedes
--------                  -
all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (b) may be executed in
                                                    -
several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; (c) may be modified
                                                              -
only by an instrument in writing signed by the duly authorized representatives of the parties hereto and (d) has been delivered in the State of New York and
                           -
shall be governed in all respects, including validity, interpretation and effect by, and shall be enforceable in accordance with, the laws of the State of New York (other than the law of the State of New York governing choice of law). Subject to Section 2.5 hereof, this Guaranty shall terminate when the Obligations have been fully, indefeasibly and unconditionally paid and performed in full.

          If any provision of this Guaranty shall be held to be invalid by any court of competent jurisdiction, the invalidity of such provisions shall not affect any of the remaining provisions, and any such invalidity in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

          Section 5.4.  Further Assurances.  The Guarantor will execute and
                        ------------------
deliver all such instruments and take all such actions as the Beneficiaries may from time to time reasonably request in order fully to effectuate the purposes of this Guaranty.

          Section 5.5.  Notices.  All notices and other communications in
                        -------
respect of this Guaranty (a) to the Beneficiaries shall be made in the manner and at the respective addresses set forth in the Participation Agreement and (b) to the Guarantor shall be made in the manner provided in the Participation Agreement at the following address (or such other address as the Guarantor may notify to the Beneficiaries from time to time):

               Mobil Corporation
               3225 Gallows Road
               Fairfax, Virginia  22037
               Attention:  Treasurer
               Telecopier:    703-846-1407
               Telephone:     703-846-3000

          Section 5.6.  Consent to Jurisdiction.  Any legal suit, action or
                        -----------------------
proceeding arising out of or relating to this Guaranty or any transaction contemplated hereby may be instituted in any state or Federal court in the County of New York and State of New York and, to the extent permitted by applicable law, the Guarantor waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

          Section 5.7.    Waiver of Jury Trial.  BY ITS SIGNATURE BELOW WRITTEN,
                          --------------------
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

   IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed in its name and behalf and its corporate seal to be affixed hereto and attested by its duly authorized officers, and the Beneficiaries have accepted the same, as of the date first above written.

ATTEST:                        MOBIL CORPORATION


By: ______________________  By:  _______________________
    Name:                        Name:
    Title:                       Title:

                            ACCEPTED:

                            FIRST SECURITY BANK, NATIONAL ASSOCIATION, in both its individual capacity and as Owner Trustee

                            By:  _________________________
                                 Name:
                                 Title:

                            STATE STREET BANK AND TRUST COMPANY, in its individual capacity and as Indenture Trustee

                            By:  _________________________
                                 Name:
                                 Title:

                            STATE STREET BANK AND TRUST COMPANY, in its individual capacity and as Pass Through Trustee under each of the Pass Through Trust Documents and as Loan Participant

                            By:  _______________________
                                 Name:
                                 Title:

                            SBCM MARINE FINANCE, INC.

                            By:  _________________________
                                 Name:
                                 Title:

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